Exhibit 21


                        Subsidiaries Of AirGate PCS, Inc.



Name                                                 State of Organization

AGW Leasing Company, Inc.                            Delaware

AirGate Network Services, LLC                        Delaware

AirGate Service Company, Inc.                        Delaware

iPCS, Inc.                                           Delaware




                           Subsidiaries Of iPCS, Inc.


Name                                                 State of Organization

iPCS Wireless, Inc.                                  Delaware

iPCS Equipment, Inc.                                 Delaware